EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 30, 2017, is entered into by and among APPLIANCESMART HOLDINGS LLC, a Nevada limited liability company (the “Buyer”), APPLIANCESMART, INC., a Minnesota corporation (the “Company”), and APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (the “Seller”), the sole stockholder of the Company.

R E C I T A L S

A. The Seller owns all of the issued and outstanding capital stock of the Company; and

B. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the issued and outstanding capital stock of the Company, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the premises and mutual covenants hereinafter contained, the parties hereto intending to be legally bound, agree as follows:

Article I
DEFINITIONS

Section 1.01.     Definitions.

Except as otherwise expressly provided in this Agreement, the capitalized terms used in this Agreement shall have the meanings specified below and shall be equally applicable to both the singular and plural forms:

“Affiliate” as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

“Company Business” means the sale of appliances at various retail locations.

“Contract” shall mean any written or oral contract, note, bond, mortgage, indenture, lease, license, or other legally binding agreement, instrument, commitment, guarantee, executory commitment, understanding or obligation.

“Encumbrances” means any lien, security interest, mortgage, pledge, hypothecation, charge, preemptive right, voting trust, imposition, covenant, condition, right of first refusal, easement or conditional sale or other title retention agreement or other restriction; provided, however, that Encumbrances shall not include any Permitted Encumbrance or any Encumbrances arising under any of the Transaction Documents.

“Equity Securities” means: (a) in the case of a corporation, any and all shares of capital stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (c) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited); (d) in each case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) in each case, any option or other right to acquire, or securities or Indebtedness convertible into or exchangeable for, any of the foregoing.

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“GAAP” means U.S. generally accepted accounting principles applied consistently by the Company throughout the periods covered thereby.

“Governmental Authority” means any government, any governmental or quasi-governmental entity or municipality or political or other subdivision thereof, department, commission, board, self-regulating authority, bureau, branch, authority, official, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case, whether federal, state, city, county, local, provincial, foreign or multi-national.

“Indebtedness” means at a particular time, without duplication: (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money; (b) any indebtedness evidenced by any note, bond, debenture or other debt security; (c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (including trade payables and other current liabilities incurred in the ordinary course of business); (d) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (e) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse); (f) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (g) any indebtedness secured by an Encumbrance on a Person’s assets; and (h) accrued interest to and including the Closing Date in respect of any of the obligations described in the foregoing clauses (a) through (g) of this definition and all premiums, penalties, charges, fees, expenses and other amounts due in connection with the payment and satisfaction in full of such obligations.

“Inventory” means the consumable inventory of the Company, wherever located, including, without limitation, all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Company in the Business.

“Liability” means any direct or indirect indebtedness, liability, assessment, expense, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, disputed or undisputed, joint or several, vested or unvested, executory or not, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, determinable or undeterminable, accrued or unaccrued, absolute or not, contingent or not, whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due.

“

Material Adverse Effect” means any change, event, development, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects is, or would be reasonably expected to be materially adverse to the business, financial condition, properties or results of operations of the Company; provided, however, that, in determining whether there has been a Material Adverse Effect or whether a Material Adverse Effect would occur, this definition shall exclude any material adverse effect to the extent arising out of, attributable to, or resulting from: (a) actions or inactions taken by the Company in compliance with the terms of this Agreement; (b) changes in conditions generally affecting the industry in which the Company conducts its business (unless such changes affect the Company in a materially disproportionate manner compared to other companies in the Company’s industry); (c) changes in general economic, political or financial market conditions (unless such changes affect the Company in a materially disproportionate manner compared to other companies in the Company’s industry); and (d) any outbreak or escalation of hostilities (including, without limitation, any declaration of war by the U.S. Congress) or acts of terrorism.

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“Permits” means any approval, consent, license, accreditation, certification, registration certificate, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority.

“Person” means any natural person, corporation, partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Proceeding” means any action, arbitration, mediation, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before or otherwise involving any Governmental Authority, arbitrator or mediator.

“Representative” as to a specified Person means any officer, director, principal, employee, attorney, accountant, consultant, lender, or other representative of the Person specified.

“Subsidiary” means each corporation, partnership or other entity, fifty percent (50%) or more of the outstanding voting shares of which or other voting interests or equity interests in the case of a partnership or other entity are owned or controlled directly by the Company.

“Transaction Documents” means this Agreement, the Transition Services Agreement and each of the documents to be delivered at the Closing pursuant to the terms of this Agreement.

“Transition Services Agreement” means the Transition Services Agreement substantially in the form of Exhibit B attached hereto.

Article II
CONSIDERATION

Section 2.01.     Sale of Stock.

Upon the terms and conditions hereinafter set forth, the Seller hereby agrees to sell, assign, transfer and deliver to the Buyer at the Closing, and the Buyer hereby agrees to purchase and accept from the Seller at the Closing, upon the terms and subject to the conditions set forth in this Agreement, 100% of the issued and outstanding capital stock of the Company (the “Stock”). The Stock shall be conveyed free and clear of all Encumbrances (other than restrictions on transfer imposed by applicable federal and state securities laws), including but not limited to those Encumbrances imposed by the MidCap Credit Agreement (as defined below).

Section 2.02.     Purchase Price.

The entire consideration for the purchase and sale of the Stock pursuant to this Agreement shall be $6,500,000 (the “Purchase Price”). In reliance upon the representations, warranties and covenants set forth herein and in consideration of the Seller’s sale, assignment, transfer and delivery of the Stock to the Buyer, the Buyer shall pay to the Seller the Purchase Price upon Buyer’s receipt of third-party financing in an amount sufficient to finance the Purchase Price, and the subsequent delivery of such funds to certain third party lenders of the Seller and the Company, all of which the parties expect to occur prior to March 31, 2018.

Section 2.03.     Transfer Taxes.

Notwithstanding anything in this Agreement to the contrary, all transfer, documentary, stamp, registration and all other Taxes, fees and duties, if any, incurred in connection with the sale and transfer of the Stock will be split equally by the Buyer, on the one hand, and the Seller, on the other hand. The party required by Law to do so will file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable Law, the other parties will join in the execution of any such tax returns and other documentation.

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Section 2.04.     Tax Withholding.

The Buyer shall be entitled to deduct or withhold or cause to be deducted or withheld from the consideration otherwise payable to, or on behalf of, the Seller pursuant to this Agreement such taxes, if any, required to be deducted or withheld in accordance with applicable Laws, which deducted or withheld taxes shall be remitted to the appropriate taxing authorities in accordance with applicable Laws.

Article III
CLOSING

Section 3.01.     Closing.

(a)              The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the remote exchange of documents and signatures by facsimile or electronic mail (.PDF) on the first business day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article IV, commencing at 10:00 a.m. local time. The date and time of the Closing are herein referred to as the “Closing Date,” and the Closing shall be deemed effective at 5:01 p.m. (Central Time) on the Closing Date.

(b)             The Seller shall deliver, or cause to be delivered, to a mutually agreed upon third-party escrow agent (“Escrow Agent”), each of the following:

(i)               a certificate or certificates representing the Stock duly endorsed for transfer or with duly executed stock powers assigning the Stock to the Buyer;

(ii)             documents and instruments reasonably acceptable to the Buyer demonstrating the release of all Encumbrances imposed by the MidCap Credit Agreement and the instruments, documents and agreements contemplated by the MidCap Credit Agreement, including but not limited to the Security Documents (as defined in the MidCap Credit Agreement);

(iii)           the Transition Services Agreement;

(iv)            evidence reasonably acceptable to the Buyer that all of the outstanding Indebtedness has been repaid in full;

(v)             all book and records relating to the organization, ownership and maintenance of the Company in possession or control of the Seller, if not already located on the premises of the Company;

(vi)            a fairness opinion or valuation of the fair market value of the Inventory by an independent third party;

(vii)          a certificate, signed by an officer of the Company, certifying the truth and correctness of attached copies of the Company’s organizational documents (including amendments thereto);

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(viii)        a certificate duly issued by the applicable Governmental Authority in the State of Minnesota and all other jurisdictions in which the Company is qualified to conduct business, showing that the Company is validly existing or qualified to do business in such jurisdiction; and

(ix)            such other documents and instruments as may be reasonably required by the Buyer to consummate the transactions contemplated hereby.

All of the foregoing shall be held in escrow by the Escrow Agent until such time as Buyer pays the Purchase Price in accordance with Section 2.02 hereof. Upon payment of the Purchase Price by Buyer in accordance with Section 2.02 hereof, all the foregoing shall be automatically released by the Escrow Agent without any further action by any of the parties hereto.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer that the following statements contained in this Article IV are true and correct as of the date hereof (except, as to any representations and warranties that specifically relate to an earlier date, such representations and warranties are true and correct as of such earlier date):

Section 4.01.     Execution and Effect of Agreement.

The Seller has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Seller is a party and to perform its obligations under each of the Transaction Documents to which the Seller is a party and to consummate the transactions contemplated by the Transaction Documents to which the Seller is a party. The execution and delivery by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation by the Seller of the transactions contemplated by the Transaction Documents to which the Seller is a party have been duly authorized by all necessary action on the part of the Seller and no other proceeding, approval or authorization on the part of the Seller is necessary to authorize the execution, delivery and performance of this Agreement or any other Transaction Document to which the Seller is a party or the transactions contemplated by the Transaction Documents to which the Seller is a party. This Agreement and each of the other Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity (the “Bankruptcy and Equity Exceptions”).

Section 4.02.     No Violation.

Neither the execution or delivery by the Seller of this Agreement or any other Transaction Document to which the Seller is a party, nor the consummation of the transactions contemplated by the Transaction Documents to which the Seller is a party does or will: (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority to which the Seller is a party or by which or to which it is bound or subject; (b) require notice to, conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any Contract to which the Seller is a party, or constitute a default thereunder; or (c) result in the creation of any Encumbrance upon any of the Seller’s assets (except Encumbrances that individually and in the aggregate are not material).

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Section 4.03.     Title; Agreements.

The Seller holds of record and beneficially all of the Stock, free and clear of any and all Encumbrances or other restrictions on transfer (other than restrictions on transfer imposed by applicable federal and state securities laws). The Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to any equity interest of the Company.

Section 4.04.     Litigation; Consents.

There are no Proceedings (including any arbitration proceedings), orders, or claims pending or, to the Seller’s knowledge, threatened against the Seller with respect to the execution, delivery or performance of this Agreement or the transactions contemplated hereby or the Stock owned by the Seller; (ii) there are no investigations, inquiries or other Proceedings involving the Seller pending or to the Seller’s knowledge, threatened; and (iii) there are no Proceedings (including any arbitration proceedings), orders, or claims pending or threatened by the Seller against any third party, at law or in equity, or before or by any Governmental Authority relating to the Company or the Stock (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement or any Transaction Document).

Section 4.05.     Brokers.

Neither the Seller nor any Person acting on behalf of the Seller has agreed to pay a commission, finder’s fee, investment banking fee or similar payment in connection with this Agreement or any matter related hereto.

Article V
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Company and the Seller each represent and warrant to the Buyer that the following statements contained in this Article V are true and correct as of the date hereof (except, as to any representations and warranties that specifically relate to an earlier date, such representations and warranties are true and correct as of such earlier date):

Section 5.01.     Organization and Good Standing.

The Company is a corporation duly incorporated and validly existing under the laws of the State of Minnesota and the Company has full power and authority to carry on its business in the places and in the manner as now conducted and to own or hold under lease the properties and assets it now owns or holds under lease. The Company is duly qualified in all jurisdictions in which the conduct of its business or activities or its ownership of assets requires qualification under applicable Laws, except whereby the failure to be so qualified would not have a Material Adverse Effect. True, complete and correct copies of the articles of incorporation of the Company and the bylaws of the Company, each as amended to date, of the Company (the “Organizational Documents”) have been made available to the Buyer and are in full force and effect. The Company has no Subsidiaries. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

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Section 5.02.     Capitalization.

The Seller is the record and beneficial owner of all of the Stock. The Stock comprises the entire capitalization of the Company on a fully diluted basis. For purposes of this Agreement, “fully diluted basis” shall mean, at the time of determination, the Stock and any warrants, options, rights to subscribe for or to purchase, or other securities convertible into, or exercisable or exchangeable for Equity Securities, assuming, without duplication, the conversion, exchange or exercise of all outstanding warrants, options, rights to subscribe for or to purchase, or other securities convertible into, or exercisable or exchangeable for Equity Securities, that are not already issued and that are then currently convertible, exchangeable or exercisable. Other than the Stock, there are no outstanding options (whether under an option plan or otherwise), rights (preemptive or otherwise), warrants, calls, convertible securities, commitments or any other arrangements to which the Company is a party requiring or restricting the issuance, sale or transfer by the Company of any Equity Securities of or in the Company or any securities convertible directly or indirectly into Equity Securities of or in the Company or evidencing the right to subscribe for any Equity Securities, or giving any Person any rights with respect to the Equity Securities of or in the Company. There are no voting agreements, voting trusts, equity appreciation rights, phantom equity plans or other agreements (including cumulative voting rights), commitments or understandings to which the Company is a party with respect to the Equity Securities of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities. All of the Stock has been duly authorized and is validly issued, fully paid and nonassessable and was not issued in violation of any statutory or contractual preemptive rights or similar restrictions. There are no statutory or contractual preemptive rights, rights of first refusal or similar rights or restrictions with respect to the sale of the Stock hereunder arising under any written or verbal agreement to which the Company is a party or to which the Seller is a party.

Section 5.03.     Indebtedness; No Undisclosed Liabilities.

Other than outstanding accounts payable incurred in the ordinary course of business, certain personal property leases that are immaterial in amount, and that indebtedness under that certain Credit and Security Agreement dated as of May 10, 2017 (the “Midcap Credit Agreement”) (such Indebtedness is collectively referred to as the “Outstanding Indebtedness”), by and among the lenders referenced in the Midcap Credit Agreement, MidCap Funding X Trust, as Agent, and the Company and other borrowers thereto, there is no indebtedness of the Company. The Company has no liability that would be required under GAAP to be reserved against or reflected in a balance sheet other than: (i) Liabilities set forth or reserved against and disclosed on the Balance Sheet; (ii) Liabilities which have arisen after the Balance Sheet Date in the ordinary course of business consistent with past practice; or (iii) Liabilities incurred in connection with this Agreement or any of the other Transaction Documents and the transactions contemplated hereby or thereby.

Section 5.04.     No Change in the Business.

Since September 30, 2017, there has been no change in the business, financial condition, properties or results of operations of the Company that has had or could be reasonably expected to have a Material Adverse Effect. Since September 30, 2017, the Company has conducted its business in the ordinary course consistent with past custom and practice.

Section 5.05.     Permits; Compliance with Law.

(a)                 The Company is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations of any Governmental Authority regarding the operation of the Company Business (“Laws”). The Company has not received any written notices from any Governmental Authority that it is in material violation or breach of any Laws, which violation or breach has not been cured to the satisfaction any such Governmental Authority.

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(b)                 The Company holds all Permits necessary for the conduct of its business as currently conducted. The Permits are valid and in full force and effect, and the Company has not received any notice that any Governmental Authority intends to cancel, suspend, terminate or not renew any of such Permits. The transactions contemplated by this Agreement and the other Transaction Documents will not result in a default under, or a breach or violation of, any of the Permits listed on Schedule 5.05(b).

Section 5.06.     Real Property; Leases of Real Property.

The Company does not own any real property. Schedule 5.06 contains a true, complete and correct list of all leases, subleases, license agreements or other rights of possession or occupancy of real property to which the Company is a party (each, a “Lease”). All of the Leases are in full force and effect, and the Company is not in default in any material respect beyond any applicable notice or grace period, and has not received written notice of any such default still outstanding on the date hereof under any such Lease. To the Company’s knowledge, on the date hereof, there exists no uncured material default under any Lease by any third party. True, complete and correct copies of each Lease have been made available to the Buyer. Except as described on Schedule 5.06, no consent is required of any landlord or any other party to any Lease to consummate the transactions contemplated hereby, and upon consummation of the transactions contemplated hereby, each Lease will continue to entitle the Company to the use and possession of the real property specified in such Leases for the purposes for which such real property is now being used by the Company. The Company has not agreed, nor is it otherwise committed, to lease any real property except for the real property described in the Leases.

Section 5.07.     Litigation; Consents.

(a)                 Other than potential claims with respect to the damage caused by the fire at 6080 E. Main Street, Columbus, Ohio 43212: (i) there are no Proceedings, orders, or claims pending or, to the Company’s knowledge, threatened against or affecting the Company or any assets of the Company or with respect to any service provided by the Company; (ii) there are no investigations, inquiries or other Proceedings involving the Company pending or to the Company’s knowledge, threatened; and (iii) there are no Proceedings, orders, or claims pending or threatened by the Company against any third party, at law or in equity, or before or by any Governmental Authority (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement or any Transaction Document). The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any investigations or inquiries by any Governmental Authority. The Company is not subject to any judgment, order or decree of any court or other Governmental Authority and the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that the Company is exposed, from a legal standpoint, to any liability which would reasonably be expected to result in a Material Adverse Effect.

(b)                 No notice to, consent, approval, permit, authorization of, declaration to or filing with any Governmental Authority or any other third party to be obtained or made by the Company (collectively, “Consents”) is required in connection with: (i) the execution and delivery of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby, except for those listed on Schedule 5.08(b); or (ii) a change in control of the Company, except for those listed on Schedule 5.07(b).

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Section 5.08.     Certain Payments.

Neither the Company nor any of its directors, officers, nor to the Seller’s knowledge or Company’s knowledge, any of its employees or agents has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment in violation of any federal, state, local, municipal, foreign or other law, ordinance, regulation, statute or treaty to any person or entity, private or public, regardless of form, whether in money, property, or services: (a) to obtain favorable treatment in securing business; (b) to pay for favorable treatment for business secured; or (c) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate thereof.

Article VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that the following statements contained in this Article VI are true and correct as of the date hereof (except, as to any representations and warranties that specifically relate to an earlier date, such representations and warranties are true and correct as of such earlier date):

Section 6.01.     Organization and Good Standing. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Buyer has full power and authority to own its properties and carry on its business as it is now being conducted.

Section 6.02.     Execution and Effect of Agreement.

The Buyer has the power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and the Transaction Documents have been duly authorized by all necessary action on the part of the Buyer, and no other proceeding, approval or authorization on the part of the Buyer is necessary to authorize the execution, delivery and performance of this Agreement or any other Transaction Document and the transactions contemplated hereunder and under the Transaction Documents. This Agreement and each Transaction Document to which the Buyer is a party have been duly executed and delivered by the Buyer and constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as limited by the Bankruptcy and Equity Exceptions.

Section 6.03.     No Violation.

Neither the execution or delivery by the Buyer of this Agreement and each of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated under this Agreement and each of the Transaction Documents to which the Buyer is a party, will: (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or restriction of any Governmental Authority to which the Buyer is a party or by which or to which the Buyer or any of its assets or properties is bound or subject, or the provisions of the organizational documents of the Buyer; or (ii) conflict in any material respect with or result in a material breach of, or give rise to a right of termination of, or accelerate the performance required by, the terms of any material agreement to which the Buyer is a party or to which it or any of its assets or properties is bound or subject.

Section 6.04.     Litigation; Consents.

(a)       There is no Proceeding, order or claim pending, or to the Buyer’s knowledge, threatened, against the Buyer which seeks to restrain, prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby.

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(b)       No consent, approval, permit, authorization of, declaration to or filing with any Governmental Authority or any other third party on the part of the Buyer is required in connection with the execution and delivery of this Agreement or any other Transaction Documents to which the Buyer is a party, or the consummation of the transactions contemplated hereunder or under any of the Transaction Documents to which the Buyer is a party.

Section 6.05.     Brokers.

Neither the Buyer nor any Person acting on behalf of the Buyer has agreed to pay a commission, finder’s fee, investment banking fee or similar payment in connection with this Agreement or any matter related hereto.

Article VII

COVENANTS

Section 7.01.     Cooperation.

If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Buyer with full right, title and possession to the Stock, the Seller agrees to take, and will take, all such lawful and necessary action required to so do or that the Buyer otherwise reasonably requests to carry out and give effect to the Seller’s agreements and undertakings pursuant to this Agreement. In furtherance thereof, the Seller agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be necessary or convenient, in the opinion of the Buyer or the Buyer’s legal counsel, to carry out the transactions contemplated hereby.

Section 7.02.     Press Releases.

None of the Buyer, the Seller, the Company or any of their respective Affiliates, directors, officers, Representatives, or agents, shall make any press release or public announcement disclosing the existence of this Agreement or make known publicly any facts related to the transactions contemplated hereby without the prior written consent of the Buyer, on the one hand, or the Seller, on the other hand, except where such disclosure is required by Law or a national securities exchange, in which event only after prior consultation with such other party.

Section 7.03.      Transaction Expenses.

Each party shall bear all out-of-pocket costs and expenses incurred by such party to third parties in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents to which such Person is a party, and in connection with the consummation of the transactions contemplated hereby and thereby including, without limitation, legal, accounting and investment banker’s or broker’s fees (the “Transaction Expenses”). Without limiting the generality of the foregoing, all Transaction Expenses of the Company (prior to the Closing) and the Seller shall be borne, paid, satisfied, and discharged solely and exclusively by the Seller and shall have been paid in full by the Seller or the Company prior to the Closing, and neither the Buyer nor the Company shall have any liability or responsibility therefor.

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Section 7.04.     Non-Competition and Non-Solicitation.

The Seller agrees and confirms that in connection with the agreements and covenants herein, including, without limitation, the Purchase Price, and as a material inducement to the Buyer to enter into this Agreement, it agrees with, and will hereafter fully comply with, abide by, and perform as follows:

(a)       Non-Solicitation. The Seller, for itself and on behalf of its Affiliates, hereby covenants and agrees that it will not (whether directly or indirectly): (i) for a period of five years after the Closing Date, recruit, solicit or induce, or attempt to induce, for employment by the Seller or any Affiliate of the Seller, any Person who is an employee of the Company whose employment by the Company continues after the Closing; or (ii) for a period of five years after the Closing Date, solicit, induce or attempt to induce any customer or potential customer of the Buyer, any of the Buyer’s Affiliates or the Company, or any customer, client, consultant, independent contractor, vendor, supplier, or partner of the Buyer, any of the Buyer’s Affiliates or the Company, to terminate, diminish, or materially alter in a manner harmful to the Buyer, any of the Buyer’s Affiliates or the Company, its relationship or their relationships with the Buyer, any of the Buyer’s Affiliates, or the Company. For purposes of clarity under this Section 8.09 and not by way of limitation, the Company shall be deemed to include its successors and assigns.

(b)       Noncompetition. The Seller, for itself and on behalf of its Affiliates, covenants and agrees that for a period of five years after the Closing Date, it will not (whether directly or indirectly): engage in the Company Business anywhere in the United States, directly or indirectly, as a shareholder, member, partner, owner, joint venture, investor, lender or in any other capacity whatsoever.

(c)       The Seller hereby acknowledges and confirms that the provisions of this Section 7.04 are reasonable and necessary to protect the interests of the Buyer and the Company, that any violation of this Section 7.04 will result in an immediate, irreparable injury to the Buyer and the Company and that damages at law would not be reasonable or adequate compensation to the Buyer and the Company for violation of this Section 7.04 and that, in addition to any other available remedies, the Buyer and the Company shall be entitled to have the provisions of this Section 7.04 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section 7.04. In the event that the provisions of this Section 7.04 shall ever be deemed to exceed the time, geographic scope or other limitations permitted by applicable Law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable Law.

Section 7.05.     Tax Matters.

Following Seller’s request in writing, Buyer shall make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (and any corresponding election under state, local, and foreign tax law) (collectively, a “Section 338(h)(10) Election”) with respect to the Stock to be acquired by Buyer under this Agreement.  If a request for a Section 338(h)(10) Election is made (i) Buyer shall prepare and timely file with the appropriate taxing authorities any forms used to make the Section 338(h)(10) Election and (ii) Seller and Buyer each acknowledge and agree to execute and deliver before or after Closing all federal and state forms used to make a Section 338(h)(10) Election requiring their signature.  The Company shall include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on its tax returns to the extent required by applicable law.  Seller shall pay (or reimburse Buyer within 15 days after payment by Buyer or the Company) any tax imposed on the Company attributable to the making of the Section 338(h)(10) Election (including, but not limited to, any tax imposed under Treasury Regulation § 1.338(h)(10)-1(d)(4), and any state, local or foreign tax imposed on the Company’s gain), and Seller shall indemnify, defend, and hold harmless Buyer, the Company, and each of their respective successors, assigns, and Affiliates from and against any liability arising out of any failure to pay any such tax.

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Article VIII
INDEMNIFICATION

Section 8.01.     Obligations of the Seller.

(a)       As consideration for the commitment of the Buyer hereunder, subject to the conditions and limitations set forth in this Article VIII, the Seller hereby agrees to indemnify and hold harmless the Buyer, the Company and each of their Affiliates, directors, officers, agents and employees and each other Person, if any, controlling the Buyer (each a “Buyer Indemnified Person”) from and against any direct loss, damage, Liability, demand, settlement, judgment, award, fine, penalty, charge, cost or expense of any nature (including, without limitation, the reasonable fees of counsel) (each, a “Loss”), to which such Buyer Indemnified Person becomes subject as a result of, or based upon or arising out of, directly or indirectly: (i) any inaccuracy in or breach of any representation or warranty made by the Seller in Article IV or the Seller and the Company in Article V of this Agreement; or (ii) any breach or nonperformance of any covenant or agreement made or to be performed by the Seller or the Company pursuant to this Agreement.

(b)       For purposes of this Article VIII, the amount of any Loss incurred by any Buyer Indemnified Person shall be reduced by: (x) any insurance proceeds received by the Buyer or the Company as a result of such Loss (net of any deductible or retention amount), which proceeds the Buyer would diligently seek to claim and obtain; and (y) any third-party recovery received by the Buyer or the Company as a result of such claims (net of any out of pocket costs of collection. For the avoidance of doubt, any such offset or setoff shall reduce dollar-for-dollar any amount due from the Seller. With respect to any Loss suffered by a Buyer Indemnified Person, the Buyer shall diligently seek to mitigate any Losses.

Section 8.02.     Obligations of the Buyer.

As consideration for the commitment of the Seller hereunder, subject to the conditions and limitations set forth in this Article VIII, the Buyer agrees to indemnify and hold harmless the Seller and each of their Affiliates (each a “Seller Indemnified Person”) from and against any Loss to which a Seller Indemnified Person becomes subject as a result of, or based upon or arising out of, directly or indirectly: (a) any inaccuracy in or breach of any representation or warranty made by the Buyer pursuant to Article VI of this Agreement; or (b) any breach or nonperformance of any covenant made or to be performed by the Buyer or, after the Closing, the Company, pursuant to this Agreement.

Section 8.03.     Remedies.

Each party hereto acknowledges that irreparable damage would result if this Agreement is not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement, including, without limitation, their respective rights and obligations to sell and purchase the Stock and the rights and obligations of the parties hereunder shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Each party hereto agrees that monetary damages would not be adequate compensation for any Loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense that a remedy at law may be adequate in any action for specific performance hereunder.

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Article IX.
GENERAL PROVISIONS

Section 9.01.     Amendments and Waivers.

Any term of this Agreement may be amended, supplemented or modified only with the written consent of each of the Buyer and the Seller. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of: (a) the Buyer if such waiver is sought to be enforced against the Buyer or the Company; or (b) the Seller if the waiver is sought to be enforced against the Seller. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 9.02.     Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, heirs, executors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned or transferred without the prior written consent of the other parties hereto, except that the Buyer may: (a) assign its rights under this Agreement to any lender of the Buyer or the Company for collateral security purposes; or (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for, and shall guarantee, the performance of all of its obligations hereunder).

Section 9.03.     No Third Party Beneficiaries.

The rights created by this Agreement are solely for the benefit of the parties hereto and their respective successors or permitted assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained; provided, however, that the provisions of Article VIII above concerning indemnification and the provisions of Section 9.13 concerning the release of the Released Claims by the Releasors are intended for the benefit and burden of the parties specified therein, and their respective legal representatives, successors, heirs, executors and assigns.

Section 9.04.     Choice of Law; Consent to Jurisdiction.

(a)       This Agreement shall be governed by and construed under and the rights of the parties determined in accordance with the internal, substantive laws of the State of Nevada (without reference to the choice of law provisions of the State of Nevada or of any other jurisdiction that would result in the application of the laws of any other jurisdiction).

(b)       Without limiting the other provisions of this Section 9.04(b), the parties hereto agree that any legal proceeding by or against any party hereto or with respect to or arising out of this Agreement shall be brought exclusively in Clark County, Nevada. By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of: (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process; (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts; or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

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Section 9.05.     WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 9.06.     Specific Performance.

The Seller agrees and acknowledges that irreparable damage would occur to the Buyer in the event that any provision of this Agreement was not performed in accordance with the terms hereof or in the event of any breach or threatened breach of any provision of this Agreement by the Seller and that, therefore, the Buyer shall be entitled to expedited and immediate: (a) specific performance of the terms hereof; (b) injunctive relief to enjoin any breach or threatened breach of any of the terms hereof; or (c) other appropriate equitable relief, in each case in addition to any other remedy at law, in equity, by contract, or otherwise and that in connection therewith the Buyer shall not be required or compelled to post any bond or security in connection with any application or petition for any such equitable remedy or relief it or they may seek.

Section 9.07.     Notices.

Unless otherwise specifically provided in this Agreement, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earlier of: (a) personal delivery to the party to be notified; (b) actual receipt after deposit with the United States Post Office, by certified mail, postage prepaid return receipt requested; (c) the actual receipt after dispatch via nationally recognized overnight courier; or (d) confirmation of transmission by electronic mail (provided such transmission is also contemporaneously sent via one of the methods specified in clauses (a), (b) or (c)), all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by five business days’ advance written notice to the other parties. Notices should be provided in accordance with this Section 9.07 at the following addresses:

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If to the Seller, to:

Appliance Recycling Centers of America, Inc.

175 Jackson Ave. North, Suite 102

Minneapolis, MN 55343

E-mail: t.isaac@isaa.com

Attn: Tony Isaac, CEO

If to the Buyer or the Company, to:

ApplianceSmart Holdings LLC

c/o Live Ventures Incorporated

325 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

E-mail: j.isaac@isaac.com

Attn: Jon Isaac, President and CEO

Section 9.08.     Severability.

If one or more provisions of this Agreement shall be held invalid, illegal or unenforceable, such provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement. In either case, the balance of this Agreement shall be interpreted as if such provision were so modified or excluded, as the case may be, and shall be enforceable in accordance with its terms.

Section 9.09.     Entire Agreement.

This Agreement, together with the Company Disclosure Schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 9.10.     Construction.

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of such party’s (or its Representative’s) actual authorship of any provision of this Agreement and the parties have agreed that no provision or provisions of this Agreement can, may, or should be attributed to any particular party. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” whether or not actually followed by such words. References to “or” shall be read, interpreted and construed if the context permits as “and/or”. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

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Section 9.11.     Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 9.12.     Counterparts; Copies Sent by Facsimile or .PDF

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of facsimile or .pdf, or other electronic copies of signature pages for this Agreement, other documents required by the Agreement, and all certificates and other documents required to be delivered for Closing shall be valid and treated for all purposes as delivery of the originals.

Section 9.13.     Release.

The consideration described in this Agreement represents the only payments and consideration to be received by the Seller in exchange for the Stock owned by the Seller and to be sold to the Buyer hereunder. In exchange for such consideration, the Seller, for itself and its successors and assigns (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges the Buyer, the Company and each of their respective predecessors, successors, subsidiaries and Affiliates, managers, Representatives and agents (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, Contracts, controversies, promises, judgments, Liabilities or obligations of any kind whatsoever in law or equity, or otherwise (including claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) for additional payment or consideration in connection with the transactions contemplated by this Agreement, as well as all other events, facts, conditions or circumstances existing or arising prior to the Closing Date, which the Releasors can, shall or may have against the Released Parties, and that now exist or may hereafter accrue (collectively, the “Released Claims”); provided, that the Released Claims shall not include claims arising under or otherwise specifically available to the Releasors under this Agreement, any of the other Transactional Documents or any of the transactions contemplated hereby, indemnification or advancement of expenses arising under applicable Law or the Organizational Documents, or rights, claims and actions arising out of or under any insurance policies. The Releasors shall refrain from asserting any claim or demand or commencing (or causing to be commenced) any Proceeding, in any court or before any tribunal, against any Released Party based upon any Released Claim.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

SELLER: APPLIANCE RECYCLING CENTERS OF AMERICA, INC. By: _/s/ Tony Isaac______________ Name: Tony Isaac Title: Chief Executive Officer

COMPANY: APPLIANCESMART, INC. By: _/s/ Tony Isaac______________ Name: Tony Isaac Title: Chief Executive Officer

buyer: APPLIANCESMART HOLDINGS LLC By: _/s/ Jon Isaac______________ Name: Jon Isaac Title: President and Chief Executive Officer

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